Exhibit 99.1

                Riverstone Networks Reports Preliminary Revenue,
                  Cash Position For Second Quarter Fiscal 2005

    SANTA CLARA, Calif.--(BUSINESS WIRE)--Oct. 14, 2004--Riverstone Networks, Inc. (Pink Sheets:RSTN) today reported revenue estimates and cash balances for the second quarter ended August 28, 2004. All financial information herein represents current expectations and is based on preliminary, unaudited results, which are subject to change upon completion of prior period filings and the issuance of a report on Form 10-Q for the quarter.
    Riverstone expects to report fiscal second quarter 2005 revenues of approximately $16.6 million, an increase of 28% over adjusted revenues of approximately $13.0 million in the first quarter of 2005, and a 44% increase over revenues of approximately $11.5 million in the fourth quarter of fiscal 2004.
    While Riverstone is not providing specific gross margin information at this time, the Company stated that margins in the second quarter are approaching a range more typical of a company of its size in the networking sector. Margin improvement has been driven largely by increased revenue contribution to fixed cost of goods sold and strong margins and regional sales growth in Europe.
    Ongoing operating expense levels in the second quarter were in line with internal expectations, and relatively flat compared to recent quarters. Despite cost-containment measures in the current fiscal year, professional fees related to the restatement and audit process for fiscal 2003 financial statements, the review of information contained in the Forms 10-Q for fiscal 2004, as well as ongoing litigation, were unusually high for the first and second quarters of fiscal 2005. Total professional fees amounted to approximately $3 million and $8 million in the first and second quarters of fiscal 2005, respectively. The Company expects these professional fees to decrease significantly from their second quarter peak, but are likely to continue in the low seven figure range per quarter.
    The Company's cash position, defined as cash equivalents and marketable securities, totaled $256.4 million at August 28, 2004, compared with $242.4 million at May 29, 2004, and $254.4 million as of February 28, 2004. The convertible debt outstanding remained $131.8 million as of the end of the quarter.
    Cash was positively impacted during the second quarter by receipt of $28 million in proceeds from the previously announced sale of the company's enterprise technology platform to Hewlett Packard in June, and a $7.2 million reimbursement from the Company's primary directors and officers liability insurance carrier for litigation costs incurred to date.

    Management Commentary

    "During the past year, the new management team has refocused the company on the carrier Metro Ethernet marketplace. We have made many difficult decisions to protect investors' interests and build Riverstone's future," said Oscar Rodriguez, Riverstone's President and Chief Executive Officer. "We are confident that Riverstone has the right foundation in place, and we are beginning to see solid results. We are winning multi-year contracts with large carrier customers to maximize the value of our sales effort and we are expanding our growing network of industry partners.
    "We are pleased that we have experienced revenue growth for three consecutive quarters and our operating trends are moving in the right direction," said Rodriguez. "However, moving forward we will likely experience quarterly revenue fluctuations, both positive and negative, since our carrier customer sales cycles tend to be long and those transactions are large relative to our revenue base."
    Continuing its tradition of technology leadership, the Company met its target for commercial availability of the Riverstone 15008 Ethernet Edge Router in the second quarter. The new 10-gigabit Ethernet router was purchased by two customers and is in current evaluation with several more. In addition, Riverstone and Lucent Technologies recently announced a global reseller partnership whereby the two companies provide customers with a complete end to end solution, and together delivered a multi-media broadband solution to Telefonica de Espana, Spain's largest service provider.

    Financial Statement Filing Process

    As separately announced today, the Company's Audit Committee has selected Grant Thornton LLP to become the company's new independent registered public accounting firm, effective immediately. As they are newly engaged, Grant Thornton will be initially focused on audit planning and orientation, and will move as rapidly as possible to complete the 2004 audit as well as for the fiscal 2005 quarterly reviews without compromising the thoroughness of their work. They will also be conducting all the procedures necessary to determine Riverstone's compliance with section 404 of the Sarbanes-Oxley Act for the year ended February 26, 2005. Until the auditors' planning work is complete, it will not be possible to provide the date by which the remaining outstanding financial statements will be filed. The Company will provide investors with additional information as it becomes available.

    Legal & Other Matters

    On October 11, 2004, Riverstone Networks settled the arbitration matter brought against the company by Enterasys Networks. This dispute centered on the obligations for certain lease and loan guarantees divided among the companies spun out of Cabletron in 2001. The original amount demanded by Enterasys Networks was approximately $13.0 million. In exchange for a full release of the claims asserted in the arbitration, Riverstone Networks agreed to pay $2.0 million and to guarantee certain payments up to $1.5 million to Enterasys Networks over the next ten months.
    The Company indicated that there have been no significant developments in any of the other pending litigation matters. Further, the Company expects to fund the $20.25 million settlement of the class and derivative law suits during the third fiscal quarter.

    Conference Call

    Riverstone Networks will hold a conference call today, October 14, 2004, beginning at 5:00 p.m. ET/2:00 p.m. PT, to discuss operations and these preliminary results. Those wishing to participate in the conference call should dial 877-691-0879 (international callers may dial 973-582-2745) approximately 10 minutes before the call is scheduled to begin or, for the simultaneous web cast go to www.riverstonenet.com. A replay of the call will be available beginning one hour after the call's conclusion, continuing until 2:00 p.m. Pacific Time, on October 22, by dialing 877-519-4471 (international callers may dial 973-341-3080) and entering PIN # 5278150.

    About Riverstone Networks

    Riverstone Networks, Inc. is a leading provider of carrier class solutions for next generation Metro Ethernet networks. Riverstone's Metro routers and provisioning solutions deliver the ease of use, cost effectiveness, and flexibility that carriers require in meeting their customers' IP networking requirements in support of voice, video, and data services. Riverstone uniquely permits carriers to offer homogeneous services across existing revenue-generating networks and new Ethernet deployments. For more information, please visit www.riverstonenet.com.

    Safe Harbor Statement

    Except for the historical information contained herein, the matters set forth in this press release, including but not limited to the Company's expectations concerning future audit and legal fees, future revenue results from multi-year contracts, the ability to enter agreements with new strategic alliance partners, the schedule and completion of audit work to be performed by the Company's new independent public accounting firm, as well as funding of the class and derivative litigation settlements are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include: changes in scope and nature of, and the outcome of, the Securities and Exchange Commission's investigation regarding the Company's accounting practices; the course of other pending litigation matters, the ability of the Company to successfully negotiate new long-term customer and strategic alliance contracts, the scope, timing and activities performed by the Company's new independent public accounting firm, the timing of preliminary court approval of the class and derivative settlements, and the risks detailed most recently in the Company's SEC reports on Form 8-K and Form 10-Q on September 2, 2004. The Company disclaims any intent or obligation to update or revise these forward-looking statements.

    Riverstone Networks, and the words "Riverstone Networks" with the Riverstone design are registered trademarks of Riverstone Networks, Inc. All other trademarks, service marks and trade names belong to their respective owners.


    CONTACT: Riverstone Networks, Inc.
             Roger A. Barnes, 408-878-6500
             or
             Kalt Rosen & Co.
             Howard Kalt, 415-397-2686